Exhibit 99.1

FOR IMMEDIATE RELEASE

LUMBER LIQUIDATORS ANNOUNCES FINAL RESOLUTION IN PROPOSITION 65 LAWSUIT

Company to Also Receive $100,000 Settlement from Plaintiffs for Costs Incurred in Defending Lawsuit

TOANO, Va., August 16, 2016 – Lumber Liquidators (NYSE: LL), the largest specialty retailer of hardwood flooring in North America, announced today the final resolution of the Proposition 65 lawsuit originally filed on July 23, 2014, in the Superior Court of the State of California.

On June 30, 2016 the Court entered judgment in favor of Lumber Liquidators. On August 12, 2016, the parties entered into a final resolution of the case, with a settlement agreement that requires the plaintiffs to pay Lumber Liquidators $100,000 as reimbursement for costs. The agreement also requires the plaintiffs to surrender their right to appeal or challenge the judgment.

“The verdict in our favor in the Proposition 65 case and the related settlement requiring plaintiffs to reimburse our costs are additional steps forward in the tremendous progress our Company has made over the past several months,” said John Presley, CEO of Lumber Liquidators. “We have strengthened Lumber Liquidators across every area of our organization, including implementing significant enhancements to our sourcing and compliance practices, and look forward to continuing to deliver products that are compliant with California's environmental standards. As a company, we remain committed to operating with integrity and delivering the highest quality products to our customers.”

In 2014, Global Community Monitor and Sunshine Park LLC filed a lawsuit claiming that Lumber Liquidators failed to provide a Proposition 65 formaldehyde warning to California consumers. The Court ruled that the plaintiffs' evidence failed to support their claims.

About Lumber Liquidators

With more than 370 locations, Lumber Liquidators is North America's largest specialty retailer of hardwood flooring. The Company features more than 400 top quality flooring varieties, including solid and engineered hardwood, bamboo, cork, laminate and resilient vinyl. Additionally, Lumber Liquidators provides a wide selection of flooring enhancements and accessories to complement, install and maintain your new floor. Every location is staffed with flooring experts who can provide advice and useful information about Lumber Liquidators' low priced product, much of which is in stock and ready for delivery.

With premier brands including Bellawood and Morning Star Bamboo, Lumber Liquidators' flooring is often featured on popular television shows such as HGTV's Dream Home and This Old House. For more information, please visit www.LumberLiquidators.com or call 1.800.HARDWOOD.

Lumber Liquidators aims to be the industry leader in sustainability. For more information, please visit www.LumberLiquidators.com/Sustainability. Learn more about our corporate giving program at LayItForward.LumberLiquidators.com. You can also follow the Company on Facebook and Twitter.

Forward-Looking Statements

This press release includes statements of Lumber Liquidators' expectations, intentions, plans and beliefs that constitute "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995. These statements, which may be identified by words such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "thinks," "estimates," "seeks," "predicts," "could," "projects," "potential" and other similar terms and phrases, are based on the beliefs of Lumber Liquidators' management, as well as assumptions made by, and information currently available to, Lumber Liquidators' management as of the date of such statements. These statements are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond Lumber Liquidators' control. Forward-looking statements in this release may include, without limitation, statements regarding Lumber Liquidators' compliance procedures and product quality. Lumber Liquidators' actual results could differ materially from those projected in or contemplated by the forward-looking statements as a result of potential risks, uncertainties and other factors including, but not limited to, Lumber Liquidators' ability to successfully implement the compliance procedures. Lumber Liquidators specifically disclaims any obligation to update these statements, which speak only as of the dates on which such statements are made, except as may be required under the federal securities laws. Information regarding additional risks and uncertainties is contained in Lumber Liquidators' reports filed with the Securities and Exchange Commission, including the Item 1A, "Risk Factors," section of the Form 10-K for the year ended December 31, 2015.

For further information contact:

Lumber Liquidators Investor Relations

Steve Calk

Tel: 757.566.7512

John Feld – One Simple Plan

Tel: 612.677.2248